JOINT FILING AGREEMENT

         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 22nd day of February 2001, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A. de C.V., Grupo Carso, S.A. de C.V. and Grupo Financiero Inbursa, S.A. de C.V.

         Each of the parties hereto hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Form 3, 4 or 5 or Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of America Movil, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


         ----------------------------
         Carlos Slim Helu

         ----------------------------
         Carlos Slim Domit                      By: /s/ Eduardo Valdes Acra
                                                    --------------------------
         ----------------------------               Eduardo Valdes Acra
         Marco Antonio Slim Domit                   Attorney-in-Fact
                                                    February 22, 2001
         ----------------------------
         Patrick Slim Domit

         ----------------------------
         Maria Soumaya Slim Domit

         ----------------------------
         Vanessa Paola Slim Domit

         ----------------------------
         Johanna Monique Slim Domit

         ----------------------------

         CARSO GLOBAL TELECOM, S.A. DE C.V.


         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         GRUPO CARSO, S.A. DE C.V.


         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         GRUPO FINANCIERO INBURSA, S.A. DE C.V.


         ----------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact